SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported):	February 4, 2004

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500 Plymouth Meeting, Pennsylvania 19462

(Address of principal executive offices)

(610) 325-5600

Registrant's telephone number, including area code)

Item 5.     Other Events and Required FD Disclosure

     On February 4, 2004, we, together with our operating partnership subsidiary, entered into an underwriting agreement (the "Underwriting Agreement," a copy of which is attached as Exhibit 1.1) with Wachovia Capital Markets, LLC, Bear, Stearns & Co. Inc., and Raymond James & Associates, Inc. (the "Underwriters") pursuant to which we agreed to sell to the Underwriters an aggregate of 2,000,000 of our 7.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D Preferred Shares"). We also granted the Underwriter an option to purchase up to 300,000 additional Series D Preferred Shares to cover over-allotments. We will use the net proceeds from the offering of the Series D Preferred Shares, less estimated expenses of $150,000, to reduce outstanding balances under our revolving credit facility. Closing of the offering of the Series D Preferred Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.

Item 7.     Financial Statements and Exhibits

Exhibit

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Wachovia Capital Markets, LLC, Bear, Stearns & Co. Inc., and Raymond James & Associates, Inc. dated February 4, 2004.

3.1	Articles Supplementary relating to the Series D Preferred Shares, incorporated herein by reference to Exhibit 3.8 of the Company’s Form 8-A filed on February 5, 2004.

4.1	Form of 7.375% Series D Cumulative Redeemable Preferred Share Certificate, incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A filed on February 5, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Series D Preferred Shares.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

Date: February 5, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Wachovia Capital Markets, LLC, Bear, Stearns & Co. Inc., and Raymond James & Associates, Inc. dated February 4, 2004.

3.1	Articles Supplementary relating to the Series D Preferred Shares, incorporated herein by reference to Exhibit 3.8 of the Company’s Form 8-A filed on February 5, 2004.

4.1	Form of 7.375% Series D Cumulative Redeemable Preferred Share Certificate, incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A filed on February 5, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Series D Preferred Shares.